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                                                                    EXHIBIT 99.2

                 MINORPLANET SYSTEMS USA, INC. AND SUBSIDIARIES

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Transition Report of Minorplanet Systems USA, Inc. (the "Company"), on Form 10-K/A for the eight month transition period ending August 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, W. Michael Smith, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



/s/ W. Michael Smith
----------------------------
W. Michael Smith
Executive Vice President and
Chief Financial Officer
December 27, 2002